PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY PROJECT LEXINGTON Presentation to the Board of Directors April 8, 2010 Strictly Confidential Exhibit (c)(5)

2 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Important Notice and Disclaimer
"Macquarie Capital" refers to Macquarie Capital Group Limited, its worldwide subsidiaries and the funds or other investment vehicles that they manage. Macquarie
Capital Group Limited is an indirect, wholly-owned subsidiary of Macquarie Group Limited.
This document and its contents are confidential to the person(s) to whom it is delivered and should not be copied or distributed, in whole or in part, or its contents disclosed by such person(s) to any other person. Notwithstanding the foregoing, the recipient (which includes each employee, representative, or other agent of the recipient) is hereby expressly authorized  to disclose to any and all persons, without limitation of any kind, the tax structure and US federal income tax treatment of the proposed transaction and all materials of any kind (including opinions and other tax analysis) if any, that are provided to the recipient related to the tax structure and US federal income tax treatment.
This document does not constitute an offer to sell or a solicitation of an offer to buy any securities.  It is an outline of matters for discussion only.  You may not rely upon this document in evaluating the merits of investing in any securities referred to herein.  This document does not constitute and should not be interpreted as either an investment recommendation or advice, including legal, tax or accounting advice.
Future results are impossible to predict.  Opinions and estimates offered in this presentation constitute our judgement and are subject to change without notice, as are statements about market trends, which are based on current market conditions.  This presentation may include forward-looking statements that represent opinions, estimates and forecasts, which may not be realized.  We believe the information provided herein is reliable, as of the date hereof, but do not warrant its accuracy or completeness.  In preparing these materials, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources.
Nothing in this document contains a commitment from any member of Macquarie Capital to subscribe for securities, to provide debt, to arrange any facility, to
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None of the entities noted in this document are authorized deposit-taking institutions for the purposes of the Banking Act 1959 (Commonwealth of Australia). The
obligations of these entities do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of these entities.
CIRCULAR 230 DISCLOSURE
Macquarie Capital does not provide any tax advice. Any tax statement herein regarding any US federal income tax is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any penalties. Any such statement herein was written to support the marketing or promotion of the transaction(s) or matter(s) to which the statement relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
2010 Macquarie Capital (USA) Inc.

3 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary Process Update
Following the November 16, 2009 Lexington Board meeting and subsequent termination of discussions with Squirrel,
Macquarie commenced a broader process to solicit interest in acquiring Lexington
Late December 2009: Began contacting prospective acquirors
Early January 2010: Commenced management presentations with interested parties
February and March 2010: Continued management presentations and commenced follow-up due diligence
Late March 2010: Zebra proposal received
In total, Macquarie has so far contacted 12 potential acquirors (including Squirrel)
— 4 Indicated no interest based on Macquarie’s description of the opportunity
— 1 signed an NDA and received an information package before declining to pursue
— 2 attended management meetings before declining to pursue
— 2 indicate that they remain interested but have not been actively conducting due diligence
— 1 remains active in due diligence
— 2 parties submitted proposals (including Squirrel, who is no longer interested in pursuing an acquisition of
Lexington)
— Macquarie continues to engage in dialogue with new parties who may be interested in a potential transaction with
Lexington

STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary of Zebra’s Proposal
Estimated equity from Zebra and limited partners to account for 50% - 60% of total equity needed
If no limited partners are part of the consortium, estimated equity from Zebra to account for ~40% of total equity needed
(although Zebra will retain control)
Co-investors are expected to include large pension funds, high net worth individuals and other financial investors including
Pomona Capital, Rosemont Capital and Clarity Partners
Equity Financing
Amount: $40-45 million of senior debt (2.1x – 2.3x debt/2010E EBITDA (1) ); $5 - $10 million revolver
— Possibility of mezzanine financing of $15 million (senior debt amount would scale down in this instance)
Pricing: LIBOR + 450-550bps (up to 900 bps for mezzanine); LIBOR floor of 200bps – 300bps
Amortization: Fixed amortization of approximately 5% per year
Term: 4 - 5 years
Underwrite: Possibility of one lender but most likely to be multiple lenders
Debt Financing
Indicative Key Terms
$9.45 / share (provided orally); raised from original $9.00 per share provided in writing on March 17, 2010 Valuation
Debt : as of March 23
rd
, Zebra had received two senior debt term sheets and is continuing discussions with other lenders
— Zebra has also approached mezzanine debt providers
Equity: equity to be funded by Zebra, limited partners and co-investors selected by Zebra
— Discussions with equity partners have already commenced
Senior Management Rollover: management to rollover a significant portion of existing equity, exact amount and terms
TBD
Divestiture Proceeds: Proceeds from any post-closing divestitures will be used to reduce debt, reinvest in the business and/or pay dividends
Cash on Balance Sheet: Zebra’s valuation assumes approximately $30 million of balance sheet cash of which all but $5 million will be used to fund the acquisition. The remaining cash balance will be used to fund day-to-day operations and working capital needs
Capital Structure
Details Term
1) EBITDA figures are from the management model
4

5 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary of Zebra’s Proposal (Cont’d)
Four to eight weeks to complete due diligence and definitive documentation; targeted signing date of late April / early May Timing
Seeking exclusivity, on terms to be mutually agreed upon Exclusivity
Other
Meeting with
divisional
management teams
Meeting with
members of the
corporate, finance
and IT teams
Financial
Detail for projected
capex
Review of inter-
division shared
services and
personnel
Projected closing
cash balance
Business
Review of rights for
properties in the
library
Review of Lexington
Entertainment
development
pipeline and projects
in production
Key customer,
partner and supplier
calls
Gerry Laybourne will be Chairperson of the Board and is currently considering the amount of personal investment
Simpson Thacher & Bartlett, KPMG
Advisors
Divestitures
Discussion with
Petsky Prunier
regarding Frontline,
OCM and AMP
divestitures
Functional
Legal
Accounting
Tax
Further DD
Details Term

6 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary of Squirrel’s Proposal
(November 2009)
Squirrel is no longer interested in pursuing an acquisition of Lexington mainly due to divestiture execution risk and focus on other non-entertainment businesses they deem to be non-core
However they have indicated an interest in exploring an investment in a Lexington Entertainment JV
Valuation, use of proceeds, structure and business due diligence remain TBD
Alternative Structure
Borrow against expected asset sale proceeds at 50% loan to value
Remainder comprised of equity and balance sheet cash
Capital Structure
No formal letter / proposal submitted
$8.00 - $10.00 per share communicated orally as “illustrative range”
$9.00 per share communicated orally by advisors
Based on several weeks of substantive business due diligence and multiple meetings with Lexington management
Valuation
Allen & Co. Advisors
Details Term

7 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Channel One 14%
Entertainment
13%
Display Boards
9%
Education 10%
Placement 8%
Print 0%
Promotions 33%
Frontline 14%
Interactive Media
5%
Promotions
39%
Placement
19%
Channel One
9%
Entertainment
5%
Display Boards
4%
Education
8%
Print
1%
Frontline
10%
Lexington Current Market Valuation
Public Market Overview ($mm)
6.1x 2009A EBITDA, includes public company costs
Enterprise Value / EBITDA Multiples:
4.9x 2010E EBITDA, includes public company costs
13.0 Shares Outstanding (m) (1)
0.2 Share Dilution (2)
- Plus: Debt (3)
19.2 2010E EBITDA, includes public company costs (4)
111.5% % Above 52 Week Low
96.6% % of 52 Week High
$15.2 2009A EBITDA, includes public company costs (4)
$93.2 Enterprise Value
(19.0) Less: Cash (adjusted for Frontline earn-out) (3)
$112.2 Equity Value
13.3 Diluted Shares Outstanding
$8.46 Share Price (April 1, 2010)
Revenue by Segment
EBITDA by Segment (pre-corporate and public co. costs)
(5)
2009A: $205.0mm
2009A: $31.5mm
1) Shares outstanding as estimated by management as of January 31, 2010
2) Share dilution value calculated using the treasury stock method based on the options outstanding and the weighted average strike price illustrated on page 23
3) Fiscal year ended January 31, 2010, adjusted for $7.2 million Frontline earn-out
4) EBITDA figures from management model
5) Chart excludes negative $800k contribution from the Interactive Media segment
Source:  SEC filings, management model and Factset Research Systems (as of April 1, 2010)
*Arrows reflect business outlook
Media

8 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Summary Financials
CAGR
09-14
$6.0
14.0%
$37.8
13.3%
$36.0
(1.9)
($12.8)
18.7%
$50.6
13.2%
23.1
29.0%
$27.5
4.4%
$270.0
3.4%
175.3
6.5%
$94.7
2014E
17.2% $33.1 $28.9 $25.3 $21.1 $17.1 $17.2 $11.2 EBITDA excl. Public Co. Costs
12.8% 11.7% 10.6% 9.2% 8.3% 8.0% 5.7% % Margin
Estimated Actual
12.1% 10.9% 9.9% 8.4% 7.4% 7.1% 4.7% % Margin
Provided by Management
EBITDA, pre-Corporate
Revenue
(2.4%) ($12.4) ($12.0) ($11.7) ($11.4) ($14.4) ($13.6) ($13.2) Corporate Costs (1)
-% (1.9) (1.9) (1.9) (1.9) (1.9) (1.9) (1.9) Public Company Costs
18.7% $31.2 $27.1 $23.4 $19.2 $15.2 $15.3 $9.3 EBITDA
5.9% $5.8 $5.5 $5.3 $5.1 $4.5 $7.3 $17.1 Capex
14.2%
$32.4
11.4%
17.4
19.8%
$15.0
11.6%
$228.7
8.0%
152.6
19.5%
$76.1
2010E
15.6%
$37.0
12.3%
19.6
22.1%
$17.4
4.0%
$237.8
4.1%
158.8
3.8%
$79.0
2011E
16.5%
$41.0
12.6%
20.7
24.3%
$20.3
4.2%
$247.8
3.3%
164.1
6.0%
$83.7
2012E
17.6%
$45.5
12.9%
21.8
26.6%
$23.7
4.3%
$258.5
3.3%
169.6
6.3%
$88.9
2013E
8.3% $63.7 $58.4 $46.2 Core Business
9.1% 26.4% - % Growth
4.4% 141.3 156.2 150.4 Non-Core Business
(9.5%) 3.9% - % Growth
5.7% $205.0 $214.6 $196.6 Total revenue
(4.5%) 9.2% - % Growth
14.6% $13.9 $10.3 $4.3 Core Business
15.4% 14.3% 12.4% % Margin
9.9% $31.5 $30.8 $24.4 Total EBITDA, pre-Corporate
21.9% 17.7% 9.4% % Margin
13.1%
20.4
2008A
5.6% 17.6 20.1 Non-Core Business
12.4%
2009A
13.3% % Margin
2007A US$m
1) Reduction in 2010E onward corporate costs is due to the allocation of expenses related to the sales force to the individual business segments
Source:  Management model

9 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
$7.35
$10.25
$8.76
$9.65
$9.55
$8.50
$8.80
$4.00
$8.05
$7.85
$3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00
Summary Lexington Valuation Analysis
52-Week Trading Range
Going Private Ability to Pay Analysis
(4)
Discounted Cash Flow Analysis
(3)
Equity Value per
Share
(1)
Current:
$8.46
1) Assumes basic shares outstanding of 13.0m plus dilution using the treasury stock method; projected net cash of $21.2m at transaction close (estimated by Management for June 30, 2010)
2) The valuation for corporate and public company costs are the same as for the scenario where full credit is given to the Entertainment segment
3) Assumes a 17.0% - 19.0% discount rate, a perpetuity growth rate of 2.0% - 4.0% and June 30, 2010 transaction close
4) Assumes an 8.0x exit multiple, equity returns from 30.0% - 40.0% and June 30, 2010 transaction close
Note:     All actual share prices are as of April 1, 2010
Full value credit given to Entertainment segment
50% value credit given to Entertainment segment (2)
Sum-of-the-Parts Multiples Analysis
(2010E EBITDA)
3 Month VWAP:
$7.89
6 Month VWAP:
$7.37
Zebra Offer Price: $9.45

10 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Lexington’s Valuation in Perspective
+
Lexington forecasts significant growth - cyclical upturn as well as growth from new businesses and initiatives
Investing for growth will likely impact profitability near term
Growth & Profitability
Highest growth / value businesses comprise a small minority of current revenue and profit
Traditional media businesses face secular headwinds
Diverse business segments each with a discrete strategy
• Advertiser and consumer demand to support scaled Entertainment business?
+
Strong track record in Entertainment business
Execution Risk
Strategy likely to require investment greater than current plan suggests
+
Strong balance sheet
Risk averse culture
Current resources can be exhausted quickly
Capital (Opex & Capex)
Public company requires managing quarterly performance
Investing for growth will likely impact profitability near term
Execution will likely involve some near term failures
Flexibility to Invest for
Long Term
Crowded landscape with many large, well capitalized players
+
Lexington enjoys incumbent leadership and a favorable track record
Online / digital growth attracting attention from large, established players as well as startups
Competition
Media multiples have been declining due to slowing growth and other secular issues (fragmentation, etc.)
Risks of evolving business model from traditional to new media
Multiple Expansion
+
Streamline business mix / management resources
Risk to execution, valuation, taxation and timing
Value dilutive relative to overall Lexington valuation
Divestitures

11 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Historical Stock Price Analysis
-
200
400
600
800
1,000
1,200
Mar-05 Sep-05 Mar-06 Sep-06 Mar-07 Sep-07 Mar-08 Sep-08 Mar-09 Sep-09 Mar-10
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
7.35
7.94
7.89
$8.76
3 Months
6.30
7.70
7.37
$8.76
6 Months
4.00
6.67
6.67
$8.76
1 Year
3.19
6.67
6.33
$8.76
2 Year
3.19
7.24
7.76
$12.84
3 Year
3.19
7.79
9.11
$13.95
4 Year
3.19
8.02
9.35
$14.30
5 Year
$8.76 High
8.06 VWAP
8.00 Median
7.53 Low
1 Month
Source:  Factset Research Systems (as of April 1, 2010); All values have been adjusted for February 2006 one-for-four reverse stock split
Zebra Offer Price $9.45

12 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Analysis at Various Prices
$19.2
$15.2
4.00
8.76
9.35
7.76
6.67
7.37
7.89
8.06
$8.46
(21.2)
13.0
Value
Shares outstanding (m) (1)
0.39 0.36 0.34 0.33 0.28 0.22 Share dilution (m) (2)
150.0% 143.8% 137.5% 136.3% 125.0% 111.5% 52-Wk Low
$134.2 $130.6 $127.0 $126.3 $119.9 $112.2 Equity Value
Net Debt / (Cash) (3)
$113.0 $109.4 $105.9 $105.1 $98.7 $91.0 Enterprise Value
5.9x 5.7x 5.5x 5.5x 5.1x 4.7x EV / 2010E EBITDA, includes public company costs
2010E EBITDA, includes public company costs (4)
7.4x 7.2x 6.9x 6.9x 6.5x 6.0x EV / 2009A EBITDA, includes public company costs
2009A EBITDA, includes public company costs (4)
14.2% 11.3% 8.4% 7.9% 2.7% (3.4%) 52-Wk High
7.0% 4.3% 1.6% 1.1% (3.7%) (9.5%) 5 Year VWAP
28.9% 25.7% 22.4% 21.8% 16.0% 9.0% 3 Year VWAP
50.0% 46.2% 42.5% 41.7% 35.0% 26.9% 1 Year VWAP
35.7% 32.3% 28.9% 28.2% 22.1% 14.8% 6 month VWAP
26.8% 23.6% 20.5% 19.8% 14.1% 7.3% 3 month VWAP
24.0% 20.9% 17.8% 17.2% 11.6% 4.9% 1 month VWAP
18.2% 15.2% 12.3% 11.7% 6.4% -% Current (as of April 1, 2010)
$10.00 $9.75 $9.50
Zebra Offer
$9.45 $9.00
Current
$8.46
% Premium / (Discount)
Share Price
1) Shares outstanding as estimated by management as of January 31, 2010
2) Share dilution calculated using the treasury stock method based on the options outstanding and the weighted average strike price illustrated on page 23
3) Management model estimated cash and debt balance for June 30, 2010
4) EBITDA figures are from the management model

13 STRICTLY CONFIDENTIAL DRAFT PRESENTATION FOR DISCUSSION PURPOSES ONLY Valuation Backup Materials

14 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Preliminary Illustrative Lexington
Sum-of-the Parts Valuation Analysis
Full value credit given to Entertainment segment
(75.7) (63.7) 8.8 7.4 (8.6) Corporate Expenses & Public Co. Costs
$37.8 $31.8 8.8x 7.4x $4.3 Subtotal Core Media
26.3 21.9 6.0 5.0 4.4 College Media (1)
30.2 24.2 5.0 4.0 6.0 OCM
14.0 10.5 4.0 3.0 3.5 AMP
31.8 27.3 7.0 6.0 4.5 Education
50.7 41.5 11.0 9.0 4.6 Entertainment
25.7 22.5 8.0 7.0 3.2 Channel One
Non-Core Media & Other
$5.4 $4.4 11.0x 9.0x $0.5 Interactive Media Sales
21.3% 4.2% % Premium / (Discount) to Current Share Price (as of April 1, 2010)
(24.6) (20.0) 5.3 4.3 (4.7) Corporate Expenses
- - Less: Debt (2)
21.2 21.2 Plus: Cash (2)
$138.0 $117.2
Equity Value
$10.26 $8.81
Equity Value per Share (3)
Core Media
$33.1 $27.6 6.0x 5.0x $5.5 Frontline
- - 0.0 0.0 0.1 Print
$79.0 $64.2 5.3x 4.3x $14.9 Subtotal Non-Core Media
Implied Enterprise Value EV / 2010 Multiple
High Low High Low Segment 2010E EBITDA
1) College Media includes the Display Boards, Placement, and Sampling business segments
2) Management model estimated cash and debt balances for June 30, 2010
3) Fully diluted equity value per share calculated using the treasury stock method based on the options outstanding and the weighted average strike price illustrated on page 23

15 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Preliminary Illustrative Lexington
Sum-of-the Parts Valuation Analysis
50% value credit given to Entertainment segment
(25.3) (20.7) Less: 50% discount due to venture risk
(75.7) (63.7) 8.8 7.4 (8.6) Corporate Expenses & Public Co. Costs
$12.5 $11.1 8.8x 7.4x $4.3 Subtotal Core Media
26.3 21.9 6.0 5.0 4.4 College Media (1)
30.2 24.2 5.0 4.0 6.0 OCM
14.0 10.5 4.0 3.0 3.5 AMP
31.8 27.3 7.0 6.0 4.5 Education
50.7 41.5 11.0 9.0 4.6
25.7 22.5 8.0 7.0 3.2 Channel One
Non-Core Media & Other
$5.4 $4.4 11.0x 9.0x $0.5 Interactive Media Sales
0.4% (13.0%) % Premium / (Discount) to Current Share Price (as of April 1, 2010)
(24.6) (20.0) 5.3 4.3 (4.7) Corporate Expenses
- - Less: Debt (2)
21.2 21.2 Plus: Cash (2)
$112.7 $96.5
Equity Value
$8.50 $7.36
Equity Value per Share (3)
Core Media
$33.1 $27.6 6.0x 5.0x $5.5 Frontline
- - 0.0 0.0 0.1 Print
$79.0 $64.2 5.3x 4.3x $14.9 Subtotal Non-Core Media
Implied Enterprise Value EV / 2010 Multiple
High Low High Low Segment 2010E EBITDA
1) College Media includes the Display Boards, Placement, and Sampling business segments
2) Management model estimated cash and debt balances for June 30, 2010
3) Fully diluted equity value per share calculated using the treasury stock method based on the options outstanding and the weighted average strike price illustrated on page 23
5.81 6.61 7.36 8.09 $8.81 Low
8.50
50%
7.61
75%
6.70 9.38 $10.26 High
100% 25% 0%
Equity value per share assuming various discounts to Entertainment
Entertainment

16 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Discounted Cash Flow Analysis
Enterprise Value
92.5 88.6 85.2 19.0%
99.6 95.0 91.0 18.0%
$107.8 $102.3 $97.6 17.0%
4.0% 3.0% 2.0%
Equity Value per Share
(5)
8.57 8.29 8.05 19.0%
9.06 8.74 8.46 18.0%
$9.64 $9.26 $8.92 17.0%
4.0% 3.0% 2.0%
Perpetuity Growth Rate
Perpetuity Growth Rate
1) Management financial estimates
2) Assumes the same 2009A Depreciation and Amortization as a percent of Revenue for 2010E – 2014E, adjusted to match Capex profile by 2014E
3) Assumes 42.0% marginal tax rate and no value attributed to net operating loss carryforwards
4) Assumes business is working capital neutral
5) Management model estimated cash and debt balance for June 30, 2010. Fully diluted equity value per share calculated using the treasury stock method based on the options outstanding and the weighted average strike price illustrated on page 23
Cash Flow Summary ($m); Fiscal Year Ending, Jan 31 (1) 2008A 2009A 2010E 2011E 2012E 2013E 2014E
Revenue $214.6 $205.0 $228.7 $237.8 $247.8 $258.5 $270.0
Growth Rate (4.5%) 11.6% 4.0% 4.2% 4.3% 4.4%
EBITDA $15.3 $15.2 $19.2 $23.4 $27.1 $31.2 $36.0
Margin 7.1% 7.4% 8.4% 9.9% 10.9% 12.1% 13.3%
Growth (0.6%) 26.0% 22.0% 15.6% 15.4% 15.2%
Less: Depreciation & Amortization
(2)
($6.4) ($7.3) ($7.5) ($7.2) ($6.9) ($6.5) ($6.0)
EBIT 8.9 7.9 11.7 16.2 20.2 24.8 29.9
Less: Taxes
(3)
(4.8) (6.7) (8.4) (10.3) (12.4)
After-Tax EBIT $6.8 $9.5 $11.8 $14.5 $17.5
Add: Depreciation & Amortization
(2)
$7.5 $7.2 $6.9 $6.5 $6.0
Less: CapEx (4.5) (5.1) (5.3) (5.5) (5.8) (6.0)
Less: Changes in Working Capital
(4)
- - - - -
Free Cash Flow - $9.2 $11.4 $13.1 $15.2 $17.5
Cashflow Adjusted for June 30, 2010 Transaction Closing
-
$5.4 $11.4 $13.1 $15.2 $17.5

17 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Illustrative Going Private Ability to Pay Analysis
Assumptions: 30% - 40% required IRR; June 2010 transaction close; January 2015 sponsor exit; $35 million senior debt financing; all non-core businesses sold for $75 million total after-tax proceeds in 2010; IRR before dilutive impact of management incentive plan
Financial Sponsor Ability to Pay Sensitivity Analysis
Implied Offer Price
8.23 9.06 10.07 9.0x
7.87 8.63 9.56 8.0x
$7.51 $8.21 $9.06 7.0x
40% 35% 30%
Indicative Return
(6.9%) 2.0% 13.0% % Premium / (Discount) to Current (3)
35.0 35.0 35.0 Plus: Debt
13.0 13.0 13.0 Shares outstanding (m)
0.1 0.2 0.3 Share dilution
$103.8 $114.6 $127.9 Implied Purchase Price
$7.87 $8.63 $9.56 Implied Offer Price Per Share
4.6x 5.1x 5.7x Implied 2010E Multiple (4)
16.2
(7.0)
$59.6
40%
279.2
(86.3)
192.8
$24.1
8.0x
16.2
(7.0)
$70.4
35%
$83.7 Implied Equity Investment
Implied Enterprise Value
2015E EBITDA
16.2 Plus: Cash on Hand Used to Fund (2)
(7.0) Less: Fees and Expenses
30% Required 5-year IRR
Implied Equity Value
Less: Net Debt / (Cash) (1)
Assumed Exit Forward Multiple
Premium / (Discount) To Current (3)
(2.7%) 7.1% 19.0% 9.0x
(6.9%) 2.0% 13.0% 8.0x
(11.2%) (3.0%) 7.1% 7.0x
40% 35% 30%
Indicative Return
1) Assumes net debt / (cash) position on the balance sheet based on interim cash flows during the investment period; assumes usage of NOLs subject to Section 382 limitations
2) Assumes all but $5.0 million of the June 30, 2010 projected cash balance is used to fund the transaction
3) Share price as of April 1, 2010
4) Assumes no divestitures and excludes public company costs
Note: IRR range of 30% - 40% is meant to account for the added risk of divesting non-core assets as well as the venture nature of the core Entertainment business. A “standard” IRR range would be expected in the 25% – 35% range

18 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
9.9x
10.6x
11.7x
12.4x
12.6x
8.3x
10.2x
11.4x
12.4x
12.5x
12.8x
18.6x
11.3x
10.1x
WebMD LoopNet Dice Google TheStreet Yahoo! Knot Internet
Brands
National
Cinemedia
Lamar JCDecaux Clear Channel Discovery Scripps
3.9x
5.3x
5.5x
6.0x
6.1x
6.5x
6.3x
6.5x
6.7x
8.3x
8.4x
7.2x
7.7x
7.9x 8.3x
9.4x
Disney News Corp Viacom Time
Warner
CBS Harte-
Hanks
Valassis Acxiom New York
Times
Playboy McClatchy PRIMEDIA Gannett Dolan
Media
SuperMedia Dex One
Corp.
Public Company Comparables
(Representative Lexington Businesses Below)
Mean = 12.2x
1) EV / 2009A EBITDA multiple is shown due to no research estimates for 2010E
Source:  Company filings and Factset Research Systems (as of April 1, 2010)
Mean = 8.1x
Large Cap
Mean = 5.8x
Mean = 11.7x
Mean = 10.3x
Cable Networks
Mean = 7.7x
Marketing
EV / 2010E EBITDA
Outdoor / Out of Home Advertising
Print
Internet
Entertainment
Interactive Media
Display Boards
Frontline
Entertainment
Channel One
Entertainment
Channel One
Education
Promotions
Education
Placement
Print
(1)

19 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Recent Media Transactions
5.2x 7.7x $630 ThinkorSwim Ameritrade Jan-09
10.0x 13.3x $421 Greenfield Online Microsoft Aug-08
12.5x NA $125 Daily Candy Comcast Sep-08
NA
9.5x 11.0x Median
9.4x 10.6x Mean
8.2x 9.8x $95 Kaboose Disney & Barclays Private Equity Apr-09
11.0x 12.2x $55 Spirit Music
(1)
Pegasus Capital Advisors Apr-09
9.5x 10.0x $200 Rodgers & Hammerstein
(1)
Imagen Music Group CV Apr-09
NA 5.0x $35 Hachette
(1)
Bonnier May-09
8.8x 11.9x $486 Bankrate Apax Partners Jul-09
12.7x 14.4x $3,843 Marvel Walt Disney Aug-09
6.3x 6.3x $40 CBS Portland Radio Stations
(1)
Alpha Broadcasting Sep-09
6.0x NA
Physician's Desk Reference (Thomson
Reuters)
(1)
PDR Network (Lee Equity Partners) Sep-09
13.0x 15.0x $975 Travel Channel Scripps Networks Interactive Nov-09
EV / Forward
EBITDA
EV / LTM
EBITDA
Enterprise
Value ($m) Target Acquiror Announcement Date
1) Macquarie estimates
Source:  Factset Research Systems, Wall Street Research, Merger Market and Press Releases

20 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Weighted Average Cost of Capital (“WACC”) Analysis
11.8%
29.0%
3.7%
5.9%
15.6%
1.67
7.0%
3.9%
Average
58.8% 32.2% 33.9% 3.4% 15.8% 29.7% Leverage
13.7%
3.8%
6.2%
18.3%
2.07
7.0%
3.9%
Marketing
8.6% 6.4% 3.8% 5.4% 5.3% Long-Term Average Cost of Debt (3)
Comparables WACC Analysis
11.5% 12.9% 11.9% 9.6% 11.1% Calculated WACC
5.3% 4.0% 2.5% 3.3% 3.4% After-Tax Cost of Debt
(4)
20.4% 17.4% 12.2% 10.8% 14.4% Cost of Equity
2.36 1.93 1.19 0.99 1.50 Projected Unlevered Beta (2)
7.0% 7.0% 7.0% 7.0% 7.0% Equity Risk Premium
3.9% 3.9% 3.9% 3.9% 3.9% Risk Free Rate (1)
Print Outdoor / OOH Internet Cable Networks Large Cap Media
1) Risk free rate is assumed to be the rate on the 10 Year US Treasury bill as of April 1, 2010
2) Projected unlevered betas represent the mean projected beta for the companies included in each comparables sub-group. See page 19 for comparable sub-group constituents
3) Represents the mean long-term cost of debt for the companies included in each sub-group. See page 19 for comparable sub-group constituents
4) Represents the mean long-term after-tax cost of debt for the companies included in each sub-group. See page 19 for comparable sub-group constituents
5) Assumes a 42.0% tax rate
Source:  Bloomberg, Reuters and Factset Research Systems (as of April 1, 2010)
39.6%
-%
4.6%
8.0%
39.6%
20.0%
19.6%
2.25
7.0%
3.9%
New Media - Venture
19.6% 15.6% Adjusted Cost of Equity
-% -% Venture Premium
-% 25.0% Target Leverage
8.0% 8.0% Long-Term Average Cost of Debt
Lexington WACC Analysis
19.6% 12.8% Calculated WACC
4.6% 4.6% After-Tax Cost of Debt
(5)
19.6% 15.6% Cost of Equity
2.25 1.67 Projected Unlevered Beta
7.0% 7.0% Equity Risk Premium
3.9% 3.9% Risk Free Rate (1)
New Media - Stable Traditional Media

21 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Shares Traded Analysis
Volume Weighted Average Price
1) Volume in (‘000s)
Note:      All values have been adjusted for February 2006 one-for-four reverse stock split
Source:  Factset Research Systems (as of April 1, 2010)
$8.06 $7.89 $7.37 $6.67 $6.33 $9.35 VWAP
358 1,592 4,840 8,728 16,644 70,761 Volume
(1
)
1 Month 3 Months 6 Months 1 Year 2 Year 5 Year
10%
18%
25%
9%
37%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
42%
58%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
68%
32%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
50%
18%
32%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
4%
19%
14%
33%
7%
23%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00
2%
8%
6%
23%
14%
7%
7%
12%
8%
3%
10%
0% 50% 100%
$3.00 to $4.00
$4.00 to $5.00
$5.00 to $6.00
$6.00 to $7.00
$7.00 to $8.00
$8.00 to $9.00
$9.00 to $10.00
$10.00 to $11.00
$11.00 to $12.00
$12.00 to $13.00
$13.00 to $14.00

22 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Lexington Stock Options
NA
333,986
$14.01 +
$13.33
110,241
$13.01 - $14.00
$12.40
15,501
$12.01 - $13.00
$11.83
179,628
$11.51 - $12.00
$11.27
306,461
$11.01 - $11.50
$10.82
104,779
$10.51 - $11.00
$10.38
16,124
$10.01 - $10.50
$9.84
28,025
$9.51 - $10.00
$9.24
58,400
$9.01 - $9.50
$8.25
68,274
$8.01 - $9.00
$6.90
1,188,525
$5.01 - $8.00
$4.42 3,750
$0 - $5.00
Weighted Average
Exercise Price Options Outstanding Exercise Price Range
Source:  Management

MACQUARIE

Airvana

ARKADIUM

CANNELLA RESPONSE TELEVISION, INC.

Columbia Music Entertainment

naylor

SkyMall

T2 TAKE TWO INTERACTIVE

23 STRICTLY CONFIDENTIAL PRELIMINARY DRAFT FOR DISCUSSION PURPOSES ONLY
Zebra Overview
Zebra is a partnership of experienced media executives and investors that manage and own interests in an array of media enterprises, including video games and interactive entertainment, market research, recorded music, business information, tradeshows, television advertising and media-related business services enterprises in the U.S., Europe, Asia and Australia
Zebra Capital is the private equity fund of Zebra that invests in media companies in which the partnership’s capital resources, industry contacts and operational experience can meaningfully enhance growth and value
Co-Founder Zebra
Current Board Positions: Take-Two
(Chairman), ITN Networks (Chairman),
Columbia Music  (Chairman), Naylor
Publications (Director) and Blockbuster
(Director)
Prior Board Positions: Reed Elsevier, Carver
Bancorp, Insignia Financial Group, and
Moviefone
Previous work experience:
— CEO of BMG Entertainment
— CEO of Crystal Dynamics, an interactive
entertainment software company
— COO of 20th Century Fox, where he
managed all aspects of Fox Inc.’s
worldwide motion picture production and
distribution business
Gerry Laybourne
Zebra Partner / Consultant
Current Board Positions: JC Penney (Director),
Electronic Arts (Director), Symantec Corp.
(Director), Move Inc. (Director), Insight
Communications (Director)
Previous Board Positions: MTV Networks (Vice
Chairman)
Previous Work Experience:
— Led a team that created Nickelodeon and
Nick at Nite
— President of Disney/ABC Cable Networks
where she ran cable programming for the
Walt Disney Company and its ABC
subsidiary
— Co-Founder, Chairman and CEO of Oxygen
Media
— Vice Chairman of MTV Networks
Bill Jemas
Zebra Partner / Consultant
Current Board Positions: NA
Previous Board Positions: NA
Previous Work Experience:
— COO of Marvel Entertainment where he
created and executed cross-platform
licensing strategies
— National Basketball Association
— Fleer Corp
— Madison Square Garden
Source:  Company website and Zebra proposal